530 West Ninth Street
                   Newport, Kentucky 41071

          Notice of Annual Meeting of Shareholders
           To Be Held Thursday, February 15, 2001
              9:00 a.m., Eastern Standard Time
                             at
                    The Metropolitan Club
                50 East RiverCenter Boulevard
                     Covington, Kentucky

          Dear Shareholder:

          You are cordially invited to attend the Annual
          Meeting of Shareholders of NS Group, Inc. to:

               1.    Elect seven directors.

               2.    Ratify the appointment of Arthur Andersen
                     LLP as independent public accountants for fiscal 2001.

               3. Conduct other business properly brought before the meeting.

          Shareholders of record at the close of business on December 19, 2000 may vote at the meeting. Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

          Sincerely,

          /s/Thomas J. Depenbrock

          Thomas J. Depenbrock
          Vice President and Secretary
                                               Newport, Kentucky
                                               December 26, 2000



                      TABLE of CONTENTS


Annual Meeting Information                               3

Securities Ownership of Management                       6

Securities Ownership of Certain Beneficial Owners        7

The Board of Directors                                   8

Report of the Audit Committee                           10

Compensation of Directors                               11

Proposals of the Board                                  12

     Item 1 - Election of Directors                     12

     Item 2 - Ratification of Appointment of
              Independent Public Accountants            14

     Item 3 - Other Matters                             14

Report of the Executive Compensation Committee          15

Compensation of Executive Officers                      18

Performance Graph                                       23

Certain Relationships and Related Transactions          24

Other Matters                                           24

Appendix A                                              25


                       NS GROUP, INC.
                    530 West Ninth Street
                   Newport, Kentucky 41071


                      PROXY STATEMENT

                 ANNUAL MEETING INFORMATION


          This proxy statement contains information related to the annual meeting of shareholders of NS Group, Inc. ("NS Group").
The meeting will be held on Thursday, February 15, 2001, beginning at 9:00 a.m., at the Metropolitan Club, 50 East RiverCenter Boulevard, Covington, Kentucky, and at any postponements or adjournments of the meeting. This proxy statement was prepared under the direction of NS Group's board of directors and has been sent to ask you to give your proxy (that is, the authority to vote your shares) to our proxy committee so they may vote your shares on your behalf at the annual meeting. The members of the proxy committee are Thomas J. Depenbrock and James J. Crowe. They will vote your shares as you instruct them on your proxy card. We first sent the proxy statement, the proxy card, and the 2000 annual report to shareholders on or about December 27, 2000.


Who is entitled to vote?


     Shareholders owning our common stock on December 19, 2000, are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting.

     Each shareholder has one vote per share on all matters to be voted on. On December 19, 2000, there were 20,947,482 shares of common stock outstanding.


What am I voting on?

          You may vote on:

    the election of seven nominees to serve on the board of directors, and the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the 2001 fiscal year.

    The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote your shares in accordance with their best judgment.


How does the board recommend I vote on the proposals?

     The board recommends a vote FOR each of the nominees and FOR the ratification of the appointment of Arthur Andersen LLP as NS
Group's independent public accountants for the fiscal year 2001.


How do I vote?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you sign your proxy, but do not mark your choices, the proxy committee will vote for the seven persons nominated for election as directors and for the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year 2001.

     You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, NS Group, Inc., 530 West Ninth Street, Newport, Kentucky 41071, submit another properly signed proxy with a more recent date, or vote in person at the meeting.


What is a quorum?

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock. There must be a quorum for the meeting to be lawfully held.


How are my votes counted?

     In voting on matters other than the election of directors, your shares are counted as one vote for each share of common stock held. With respect to the election of directors, you have cumulative voting rights, which means that you have the number of votes equal to the number of shares you hold multiplied by the number of directors nominated. You may cast the total number of your votes for one nominee, or distribute them among two or more nominees.


How many votes must the proposals receive in order to be adopted?

     Directors are elected by a plurality of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote; which means, the seven nominees receiving the most votes are elected, even if each receives less than a majority of the votes. The appointment of Arthur Andersen LLP is approved by a majority of the votes of the shares present in person at the meeting or represented by proxy and entitled to vote. Abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.


What are broker non-votes?


     The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. The election of directors and the ratification of independent public accountants are examples of routine matters on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters unless they have received voting instructions from their customers. Non-voted shares on non-routine matters are broker non-votes.


How will voting be conducted on other matters raised at the meeting?

      If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using their best judgment. Your signed proxy card gives the proxy
committee the authority to do this.   As of the date this proxy
statement was mailed, we had not received notice of any matter to be presented other than those on the proxy card.


How is this proxy statement solicited?

     This proxy is being solicited by the board of directors of NS Group. The solicitation is done by mail, except for incidental personal solicitations made by officers, directors, and employees of NS Group. We reimburse banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.


SECURITIES OWNERSHIP OF MANAGEMENT

    The following table shows the number of shares of NS
Group common stock beneficially owned by each director, nominee, and executive officer named in the Summary Compensation Table contained in this proxy, and by all directors and executive officers as a group. The table shows ownership as of November 21, 2000.


                                 Shares Beneficially Owned
            Name                 Number             Percent

William W. Beible, Jr. (1)       19,476 (3)            *

Clifford R. Borland (2)       3,026,483 (3)          14.3

Paul C. Borland, Jr.             80,495 (3)            *

David A.B. Brown                  2,000                *

Thomas J. Depenbrock (1)         48,426 (3)            *

Patrick J.B. Donnelly            30,375 (4)            *

Thomas L. Golatzki (1)           64,773 (3)            *

George A. Helland, Jr.            3,000                *

Gary L. Kott                      2,000                *

Frank J. LaRosa II (1)              129                *

Rene J. Robichaud               160,206 (3)            *


11 Directors and
 executive officers
 as a group                   3,437,363              16.0

*Less than 1.0%

(1)  The ages of the following executive officers are:  Mr.
     Beible - 49; Mr. Depenbrock - 44; Mr. Golatzki - 56;
     and Mr. LaRosa II - 41.

(2)  The address of Mr. C. R. Borland is NS Group, Inc., 530 West
     Ninth Street, Newport, KY 41071.

(3) The amounts shown include shares that may be acquired upon exercising options on or before January 20, 2001, as follows:
     Mr. Beible, Jr. - 13,340 shares; Mr. C. R. Borland - 139,733 shares; Mr. P. C. Borland, Jr. - 79,000 shares; Mr. Depenbrock - 38,589 shares; Mr. Donnelly - 4,000 shares; Mr. Golatzki - 38,589 shares; Mr. Robichaud - 110,000 shares; and all directors and executive officers as a group - 423,251 shares. The amount shown for all directors and executive officers as a group also includes 32,517 shares held by the trustee in the NS Group, Inc. Salaried Employees Retirement Savings Plan.

(4)  Includes 12,850 shares owned by Mr. Donnelly's wife.  Mr.
     Donnelly disclaims any beneficial interest is these shares.


Section 16(a) - Beneficial Ownership Reporting Compliance

      Based on our records, we believe that during fiscal 2000 our directors and officers complied with all SEC filing requirements applicable to them.


         SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table shows information regarding each person known by us to be the beneficial owner of more than 5% of NS Group's common stock. The ownership information shown below is based entirely upon and derived from Schedule 13G filings.

         Securities Ownership of Certain Beneficial Owners

 Title of         Name and Address           Amount and     Percent
  Class          of Beneficial Owner          Nature of        of
                                             Beneficial      Class
                                             Ownership

  Common    Dresdner RCM Global               2,199,700      10.5%
   stock    Investors LLC                     shares (1)
            Four Embarcadero Center
            San Francisco, California
            94111

  Common    Dimensional Fund Advisors         1,353,300
   stock    1299 Ocean Avenue,                shares (2)      6.5%
            11th Floor
            Santa Monica, California
            90401


(1) In a joint Schedule 13G dated October 10, 2000, Dresdner RCM Global Investors LLC, a Delaware limited liability company, its parent Dresdner RCM US Holdings LLC, a Delaware limited liability company located at Four Embarcadero Center, San Francisco, California, and its parent Dresdner Bank AG, a German bank located at Jurgen-Ponto Platz 1, Frankfurt, Germany, reported sole voting power over 1,614,900 shares, sole investment power over 1,816,900 shares, and shared investment power over 382,800 shares.

(2)  In a Schedule 13G dated February 3, 2000, Dimensional Fund
     Advisors Inc. reported sole voting and investment power over all 1,353,300 shares.

                    THE BOARD OF DIRECTORS

         Under our by-laws and the laws of the Commonwealth of Kentucky, NS Group's state of incorporation, the business and affairs of NS Group are managed under the direction of the board of directors. The board met nine times in fiscal 2000 and each director attended in excess of 85% of the board and committee meetings.


Board Committees and Meeting Attendance

     The board has four committees: the Executive, Audit, Executive Compensation, and Investment/Mergers and Acquisitions Committees. There is no nominating committee of the board. Committees report their actions to the full board at its next regular meeting. A description of the duties of each committee follows the table below.

              Committee Membership and Meetings Held

                                                        Investment/
                                            Executive   Mergers and
      Name         Executive     Audit    Compensation  Acquisitions

Clifford R.           X*                                     X*
Borland

Paul C. Borland, Jr.                                         X

David A.B. Brown                    X*                       X

Patrick J.B.                        X           X*           X
Donnelly

George A.                           X            X           X
Helland, Jr.

Gary L. Kott                                     X           X

Rene J.           X                                          X
Robichaud

Number of
Meetings in       3                 2            2           1
Fiscal 2000
*Chairman


Executive Committee

Has the full power of the board between meetings of the board, with specified limitations relating to major corporate matters

Audit Committee

Reviews the Company's accounting policies, internal controls, and financial reporting and disclosure practices

Reviews the Company's annual financial statements and the annual and quarterly filings with the Securities and Exchange
Commission prior to filing

Recommends to the board the independent public accountants to be nominated for election by the shareholders

Reviews the independent accountants' audit scope and results

Approves the independent accountants' audit fee

Executive Compensation Committee

Recommends to the board on matters of executive compensation policies and programs

Recommends new compensation and benefit plans to the board of directors

Recommends to the board the compensation of NS Group's officers

Administers the Company's stock and performance-based compensation plans

Recommends to the board compensation and benefits for non-employee benefits


Investment/Mergers and Acquisitions Committee

Reviews and administers NS Group's investment policies

Oversees and monitors investment activity and results, including acquisition opportunities


                   REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees the company's financial reporting process on behalf of the board of directors. Our committee is composed of three independent directors as defined in the New York Stock Exchange Manual. Our committee met twice in fiscal 2000, and operates under a written charter (Appendix A) adopted by the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the company's systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the company's financial reporting and controls.

     We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the company's financial reporting and such other matters as are required to be discussed with us under generally accepted auditing standards. In addition, we have discussed with the independent auditors the auditors' independence from management and the company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

     We also discussed with the company's independent auditors the overall scope and plans for their respective audits. We meet periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission. We also evaluated and recommended to the Board the reappointment of the company's independent auditors for fiscal 2001.

This report has been furnished by:

The Audit Committee of the Board of Directors:

David A.B. Brown (Chairman)
Patrick J.B. Donnelly
George A. Helland, Jr.


                     COMPENSATION OF DIRECTORS

     Our by-laws provide that each non-employee director be paid a fee for his services in an amount set by the board from time to time. Directors who are employees of NS Group receive no compensation for their service on the board or board committees. We pay our non-employee directors as follows in addition to out-of-pocket expenses:

    Annual retainer                                   $24,000
    Compensation for board meetings in excess of
        four per fiscal year                          $1,000 per meeting
    Compensation for committee meeting attendance     $  750 per meeting
    Travel pay (for out-of-town directors)            $1,000 per meeting


    NS Group entered into a consulting agreement in August 1998 with Mr.
P. C. Borland, Jr. to oversee and direct the operations of Koppel Steel Corporation on an as needed basis until termination of the agreement. Under the agreement, Mr. P. C. Borland, Jr. was paid a total of $6,500 in fiscal 1999 and $6,750 in fiscal 1998. The agreement was terminated in September 1999.

                      PROPOSALS OF THE BOARD

     The board will present the following proposals at the meeting:

 ITEM 1. - ELECTION OF DIRECTORS

Nominees

     Seven directors (the entire board) will be elected at the annual meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the board or the size of the board will be reduced. Messrs. C.R. Borland, P.C. Borland, Jr., Donnelly, and Robichaud were elected at last year's annual meeting. Messrs. Brown, Helland and Kott were elected as directors by the board in April 2000. The nominees are as follows:

Clifford R. Borland
Director since 1981
Age 63

     Mr. C. R. Borland has been Chairman of NS Group since December 1995. He formerly held the positions of Chief Executive Officer (1995 to February 2000), President (1981 to 1995 and 1998 to 1999) and Chief Operating Officer (1998 to 1999). Mr. C. R. Borland is a director of Kentucky Electric Steel, Inc. Mr. C. R. Borland is the brother of Mr. P.C. Borland, Jr.

Paul C. Borland, Jr.
Director since 1996
Age 66


     Mr. P. C. Borland, Jr. retired from NS Group in July 1998. He formerly held the positions of President and Chief Operating Officer of NS Group (1995 to 1998); President of Koppel Steel Corporation (1990 to 1997) and Vice President and General Manager of Kentucky Electric Steel Corporation (1989 to 1990). He is the brother of
Mr. C. R. Borland.


David A.B. Brown
Director since April 2000
Age 57


     Mr. Brown has been President of The Windsor Group, a consulting firm that focuses on energy related issues facing oilfield services and engineering companies, since 1984. Mr. Brown currently serves on the Board of Directors and is Chairman of the audit committee for BTU International, Inc., EMCOR Group, Inc. and Marine Drilling Companies, Inc. He is also a Director of Technical Communications Corporation. He has over 20 years of energy related experience.

     Mr. Brown holds a Bachelor of Commerce and a Licentiate of Accounting from McGill University, and a MBA, with distinction, from Harvard University and is a Chartered Accountant.


Patrick J.B. Donnelly
Director since 1981
Age 64

     Mr. Donnelly has been a partner in the Baltimore, Maryland law firm of Niles, Barton & Wilmer LLP since 1972.


George A. Helland, Jr.
Director since April 2000
Age 63


     Mr. Helland has been a Senior Associate of CERA (Cambridge Energy Research Associates), an independent consulting and research firm providing insight into the energy future since 1997. Mr. Helland has held senior positions with a number of leading oil service companies and was Deputy Assistant Secretary U.S. Department of Energy, in the Bush administration. He is past Chairman of the Petroleum Equipment Suppliers Association (PESA). Mr. Helland has over 39 years experience in the energy industry.


Gary L. Kott
Director since April 2000
Age 58


     Mr. Kott is an independent businessman. He is a retired Senior VP-CFO of Global Marine, Inc. and President of Global Marine Drilling Company. He also serves on the boards of TESCO Corporation and Friede Goldman Halter, Inc. He has 29 years experience in the energy industry.

Rene J. Robichaud
Director since July 1999
Age 42


     Mr. Robichaud has been Chief Executive Officer of NS Group since February 2000 and President since he joined NS Group in June 1999. He previously held the position of Chief Operating Officer from June 1999 to May 2000. Prior to joining NS Group, Mr.
Robichaud worked in investment banking for over 14 years, most recently as a Managing Director at Salomon Smith Barney.

ITEM 2. -  RATIFICATION OF APPOINTMENT OF INDEPENDENT
           PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP has examined the financial statements of NS Group since 1981 and the board, upon the recommendation of its audit committee, wishes to continue the services of this firm. A resolution will be presented at the meeting to ratify the appointment by the board of the firm of Arthur Andersen LLP, as independent auditors, to examine the financial statements of NS Group for fiscal 2001, and to perform other appropriate accounting services. We have been advised that a representative of Arthur Andersen LLP will be present at the meeting with an opportunity to make a statement if he desires and will be available to respond to shareholder questions.

ITEM 3. - OTHER MATTERS

       The board is not aware of any other matter to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the proxy committee will vote in accordance with their best judgment.

          REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Role of the Committee

     The executive compensation committee oversees NS Group's executive compensation policies and programs. We also recommend to the board base salaries, target bonus levels and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

     Our committee is comprised of independent outside directors and none of us serve as an officer or employee of NS Group.
Executive Compensation Program

     The executive compensation program is designed to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance.
The program is comprised of three basic elements:

   base salaries that are competitive within the industry segments in which NS Group operates and that reflect individual performance;

   annual bonus incentives that are payable in cash for the achievement of certain annual financial performance criteria;

   and long-term, stock-based incentive opportunities.

    We believe that both the annual bonus and stock-based incentive opportunities directly strengthen the mutuality of interests between the executive officers and its shareholders. In developing and administering the individual elements of the executive compensation program, we strive to balance short and long-term incentive objectives.

     Periodically, we obtain competitive survey data from a number of sources in connection with our administration and review of the executive compensation program. Such survey data confirms our belief that the program is currently competitive and effective because it aligns the financial interests of the executive officers with NS Group's financial performance and long-term total return to shareholders. We continually review the program and consider modifications in order to further motivate the executive officers.

     A discussion of each of the elements of the program along with a description of our significant decisions with regard to fiscal 2000 compensation is set forth below. The individuals serving in an executive officer capacity during fiscal 2000 were Messrs. Clifford R. Borland, Rene J. Robichaud, William W. Beible, Jr., Thomas J. Depenbrock, Thomas L. Golatzki, and Frank J. LaRosa.


Base Salary

    Base salaries are determined by an assessment of salaries paid by companies within NS Group's industry segments, executive responsibilities and individual performance. The annual base salaries for the executive officers other than the Chief Executive Officer are determined through an interactive review process between the committee and Mr. Robichaud using these criteria.
The board hired Mr. Robichaud in June 1999 as President and Chief Operating Officer and he was promoted to Chief Executive Officer in February 2000. The board promoted Mr. Beible to Executive Vice President and Chief Operating Officer in May 2000. See the information entitled "Other Compensation Agreements" for a discussion of Mr. Robichaud's and Mr. Beible's cash compensation. Mr. C. R. Borland's base salary is reviewed and established annually by the committee. In addition to the criteria described above, we also consider the overall performance of NS Group when establishing Mr. C. R. Borland's and Mr. Robichaud's base salary. Mr. C. R. Borland's base salary was last increased in fiscal 1997 by 4.7% and Mr. Robichaud's salary was increased upon his promotion to Chief Executive Officer in February 2000.


Bonus Incentive

     The executive officers and other key employees are eligible to participate in NS Group's bonus plan. Participants may be awarded annual bonuses if NS Group and/or its operating subsidiaries meet certain financial performance criteria. Annual bonuses for Mr. C. R. Borland, Mr. Robichaud and the other executive officers are based upon company-wide financial performance criteria including operating margins, return on assets, return on total capital and sales growth. The bonus percentage for Mr. C. R. Borland, Mr. Robichaud and the other executive officers varies from 0% to 100% of annual salary depending on the levels at which the financial performance criteria are met. Under the bonus plan, Mr. C. R. Borland, Mr. Robichaud and the other executive officers earned bonuses during the last three fiscal years as follows:

      Fiscal        Percent of Salary
       2000         No bonus earned
       1999         No bonus earned
       1998         9.7% - 20.0%


Stock Option Incentive

     Long-term incentive awards provided through NS Group's stock option plans are designed to develop and maintain strong management through share ownership. Executive officers have historically been granted non-qualified stock options under NS Group's stock option plans. With certain exceptions, the exercise price for options granted has approximated the market value of NS Group's common stock on the date of grant, and options generally become exercisable over periods ranging from three to eight years.

     The number of options granted to executive officers is based upon current performance, anticipated future contribution based on that performance, the ability to improve corporate and/or subsidiary business results and comparative industry practices. The size and price of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of shares and price of options granted. Mr. Robichaud recommends stock option grants for the other executive officers and the committee takes into consideration such recommendations and has final approval over such awards. With respect to Mr. C. R. Borland and Mr. Robichaud, the committee determines the options to be granted. Options for 300,000 shares of common stock were granted to Mr. Beible in fiscal 2000 in connection with his promotion to Executive Vice President and Chief Operating Officer. We believe this grant effectively aligns Mr. Beible's potential long-term incentive compensation with his charge to bring significant increase in shareholder value. See the option tables for information concerning grants and exercises of options and fiscal year-end option values. Also, see the information entitled "Other Compensation Agreements" for a discussion of Mr. Beible's option grant.

This report has been furnished by:

The Executive Compensation Committee of the Board of Directors

Patrick J.B. Donnelly (Chairman)
George A. Helland, Jr.
Gary L. Kott


                COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

     The following table shows for each of the last three fiscal years compensation awarded to, earned by, or paid to the chief executive officer and each of the other officers serving in an executive officer capacity during fiscal 2000 for services rendered to NS Group.


                     SUMMARY COMPENSATION TABLE

                                                       Long-Term
                           Annual Compensation         Compensation
Name and                                 Other         Securities    All other
Principal      Fiscal                    Annual        Underlying    Compen-
Position       Year    Salary   Bonus    Compensation  Options/SARs  sation (2)

Clifford R.    2000   $413,750  $     0  $  1,033             0       $17,958
Borland        1999    413,750        0     1,000             0        19,048
Chairman       1998    413,750   81,830     1,000        30,000        17,758
(3) (7)


Rene J.        2000   $346,666  $     0  $  3,333        14,400       $ 9,590
Robichaud      1999     87,500        0    32,299       550,000         1,575
President
and Chief
Executive
Officer (4)

William W.     2000   $243,862  $     0  $ 38,987       300,000       $ 8,793
Beible, Jr.    1999    215,000        0   120,023             0         8,593
Executive      1998     17,917        0         0        20,000             0
Vice
President
and Chief
Operating
Officer(5)

Thomas J.      2000   $151,670   $     0  $     0        16,400        $ 4,398
Depenbrock     1999    135,000         0        0             0          3,841
Vice           1998    135,000    14,028        0         9,000          4,500
President,
Secretary,
Treasurer
and Chief
Financial
Officer(7)

Thomas L.      2000   $137,962   $     0  $ 1,233        13,800        $ 5,643
Golatzki       1999    132,000         0    1,233             0          5,449
Vice           1998    132,000    13,716    1,200         9,000          6,068
President,
Engineering
Energy &
Materials(7)

Frank J.       2000   $75,853    $     0  $39,991        23,600        $     0
LaRosa II
Vice
President,
Human
Resources &
Information
Technology (6)


(1) Other Annual Compensation for Messrs. Borland and Golatzki for all periods, and for Mr. Robichaud in fiscal 2000, represents reimbursements for the payment of taxes. The amount for Mr. Robichaud in fiscal 1999 consisted of relocation expenses. The amount for Mr. Beible in fiscal 2000 consisted of travel and living expenses of $30,868 incurred in connection with his duties between Pennsylvania and Kentucky and $5,218 of relocation expenses and a tax reimbursement of $2,901. The amount for Mr. Beible in fiscal 1999 consisted of $32,700 of travel and living expenses, relocation expenses of $44,422 and a tax reimbursement of $42,901. The amount for Mr. LaRosa consists of relocation expenses.

(2) NS Group has purchased disability insurance policies for the benefit of certain of its employees, including the executive officers. In the event an insured is disabled for more than 60 days, he will be paid an amount ranging from 18% to 54% of his current base salary during the term of such disability up to age 65. NS Group paid $14,558, $1,365 and $2,949 in premiums in each of fiscal years 2000, 1999 and 1998 for Mr. C. R. Borland, Mr. Depenbrock and Mr. Golatzki, respectively. The Company also paid premiums for Mr. Robichaud - $6,190 and Mr. Beible - $5,393 in fiscal 2000. In fiscal 1999, the Company paid premiums for Mr. Robichaud - $0 and Mr. Beible - $5,393.


       All Other Compensation includes Company matching contributions to the NS Group Inc. Salaried Retirement Savings Plan for the fiscal years 2000, 1999 and 1998 as follows: Mr. C. R. Borland, $3,400, $3,200, $3,200;
Mr. Robichaud, $3,400, $1,575, $0; Mr. Beible, $3,400, $3,200, $0; Mr.
Depenbrock, $3,033, $2,476, $3,135; Mr. Golatzki, $2,694, $2,500, $3,119.

(3)   Mr. Borland was also Chief Executive of NS Group until
February 2000.

(4)   Mr. Robichaud joined NS Group in June 1999 as President and
Chief Operating Officer and was promoted to Chief Executive Officer in February 2000.

(5)   Mr. Beible joined Koppel Steel Corporation, a subsidiary of
NS Group, on July 22, 1998.

(6)   Mr. LaRosa joined NS Group in March 2000.

(7) During fiscal 1998, payments were made for estimated annual bonuses to Mr. C. R. Borland, Mr. Depenbrock and Mr. Golatzki in the amounts of $147,074, $25,213 and $24,652, respectively. Subsequent to the end of fiscal 1998, it was determined that estimated bonus payments exceeded amounts earned. All excess payments under the bonus plan were repaid in fiscal 1999. The amounts reflected in the table as Bonus for fiscal 1998 are the actual amounts earned.

Option Grants in Fiscal 2000

     The following table shows certain information concerning stock options granted during fiscal 2000 to the executive officers named in the Summary Compensation Table.

                OPTIONS/SAR GRANTS IN FISCAL YEAR

                            Percent
                               of                             Potential
                Number       Total                        Realizable Value
                  of        Options                       at Assumed Annual
               Securities  Granted to  Per               Rates of Stock Price
               Underlying  Employees  Share    Expira-    Appreciation for
                Options    in Fiscal Exercise    tion      Option Term (3)
 Name           Granted       Year    Price      Date       5%          10%

 Rene J.
 Robichaud      14,400(1)    2.1%    $17.625    5/8/10  $  159,613  $  404,492

 William W.
 Beible, Jr.   300,000(1)   43.2%    $17.625    5/8/10  $3,325,280  $8,426,913

 Thomas J.
 Depenbrock     16,400(1)    2.4%    $17.625    5/8/10  $  181,782  $  460,671

 Thomas L.
 Golatzki       13,800(1)    2.0%    $17.625    5/8/10  $  152,963  $  387,638

 Frank J.
 LaRosa II      13,600(1)    2.0%    $17.625    5/8/10  $  150,746  $  382,020
                10,000(2)    1.4%    $13.438    3/7/10  $   84,508  $  214,159



(1) Represents non-qualified stock options granted on May 8, 2000, pursuant to the NS Group, Inc. 1995 Stock Option and Stock Appreciation Rights Plan. Mr. Beible's options become exercisable over a five-year period in increments of 20% per year beginning with the first anniversary of the date of grant. All other options become exercisable over a three year period in increments of 33 1/3% beginning with the first anniversary of the date of grant.

(2) Represents non-qualified stock options granted to Mr. LaRosa on his hire date of March 7, 2000, exercisable over a five year period in increments of 20% beginning with the first anniversary of the date of grant.

(3) The amounts shown under these columns are the result of calculations at 5% and 10% rates as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of NS Group.


Option/SAR Exercises in Fiscal 2000 and Fiscal Year-end Option Values


OPTION/SAR EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION/SAR VALUES


               No. of             Total Number of          Total Value of
               Shares            Shares Underlying           Unexercised,
              Acquired             Unexercised               In-the-Money
                 on      Value     Options/SARs at         Options/SARs held
Name         Exercised  Realized  Fiscal Year End      at Fiscal Year End (1)
                                  Exercis  Unexercis     Exercis   Unexerci
                                   able     able           able      sable
Clifford R.
Borland        11,000   $12,389   121,466    18,267     $1,562,361  $  159,097


Rene J.
Robichaud           0         0   110,000   454,400     $  603,350  $5,558,584


William W.
Beible, Jr.         0         0    13,340   306,660     $  185,726  $   92,724


Thomas J.
Depenbrock      7,000   $ 2,853    35,589    19,400     $  461,175  $   53,109


Thomas L.
Golatzki        7,000   $ 7,884    35,589    16,800     $  461,175  $   47,298

Frank J.
LaRosa II           0         0         0    23,600     $        0  $   64,225



  (1) In-the-Money Options/SARs are those in which the fair market value of the underlying securities at fiscal year-end exceeds the exercise price of the option or SAR.


Change of Control Agreements

      NS Group has entered into change of control severance agreements with Messrs. C. R. Borland, Robichaud, Beible, Depenbrock, and Golatzki. These agreements provide that if, during the two year period following a "change of control," NS Group terminates the executive's employment other than for cause, or the executive terminates his employment for good reason, then the executive will receive a defined payment, certain medical, dental, life and disability insurance benefits and outside assistance in finding other employment. Payments to Messrs. C. R. Borland, Robichaud, and Beible would be the aggregate of three times the amount of their then current base salary and three times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus. The payments to Messrs. Depenbrock and Golatzki would be the aggregate of two times the amount of their then current base salary and two times the average amount of their bonus payments in the prior five years, plus a pro rata portion of their current year bonus.


      Under the terms of the agreements, a "change of control" of NS Group means:

    a sale of substantially all of its assets;

    a merger with the result that its shareholders hold less than 51% of the voting power of the merged entity;

    a liquidation;

    a tender offer or other purchases resulting in a group of persons (other than a group of persons with respect to which Mr.
    C. R. Borland is the beneficial owner of the majority of the voting securities) becoming the beneficial owner of 30% or more of NS Group's securities; or changes in the composition of the majority of the members of the board

      In these agreements, each executive also agrees not to divulge confidential information or to solicit any present or prospective executive employee of NS Group to be employed by a competitor.

Other Compensation Agreements

     The named executive officers, except Mr. LaRosa, have entered into salary continuation agreements. The agreements provide payment upon retirement at or after age 62, of an amount equal to 50% of the officer's then current salary for life, with payments for a minimum of 10 years either to the participant or his descendants. These benefits do not vest until retirement, at which time they vest 100%. These agreements have been partially funded with insurance policies.

     When Mr. Robichaud was hired as President and COO in June 1999, he entered into a three year employment agreement with NS Group, which has since been amended, that specifies a minimum annual base salary of $315,000 and eligibility for participation in the bonus incentive program, the stock option program and other fringe benefits generally available to other executives of NS Group. When Mr. Robichaud was promoted to Chief Executive Officer in February 2000, his base salary was increased to $375,000 per year. Under the terms of the agreement, Mr. Robichaud received a one-time grant of stock options for 550,000 shares of NS Group common stock. The agreement guarantees three years' salary and bonus and 60% of the grant in the event Mr. Robichaud employment is terminated for reasons other than cause.

     When Mr. Beible was promoted to Executive Vice President and COO in May 2000, he entered into a two-year employment agreement with NS Group that specifies a minimum annual base salary of $265,000 and eligibility for participation in the bonus incentive program, the stock option program and other fringe benefits generally available to other executives of NS Group. Under the terms of the agreement, Mr. Beible received a one-time grant of stock options for 300,000 shares of NS Group common stock. See the "Options Granted in Fiscal 2000" table for more information. The agreement guarantees one year's salary and bonus and 100,000 shares of the grant in the event Mr. Beible's employment is terminated for reasons other than cause.


Compensation Committee Interlocks and Insider Participation

         The Executive Compensation Committee is composed of Messrs. Donnelly, Kott, and Helland, Jr., none of whom has served as an officer or employee of NS Group. Mr. P. C. Borland, Jr., who served in various positions with NS Group prior to fiscal 1999 resigned from his position on the committee effective November 6, 2000. Mr. John B. Lally, a former director of the company, owns the controlling interest in L B Industries, Inc. NS Group sells substantially all of its secondary and limited service tubular products to L B Industries, Inc., at prices and on terms substantially equivalent to those offered to other customers. Sales to L B Industries, Inc. were $16.9 million in fiscal 2000. Mr. Lally retired from the board on July 20, 2000.


                         PERFORMANCE GRAPH

      The graph below compares NS Group's cumulative total shareholder return from September 30, 1995 through September 30, 2000, with the cumulative total return for the same period measured by the Standard & Poor's 500 Composite Index and the Standard & Poor's SmallCap 600 Oil and Gas (Drilling and Equipment) Index.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)

                              1995    1996      1997    1998     1999     2000
NS Group, Inc.                $100  $108.3  $1,079.2  $204.2   $358.3   $662.0

Standard & Poor's 500
Composite Index               $100  $120.3  $  169.0  $184.3   $235.5   $266.8

Standard & Poor's SmallCap
600 Oil and Gas Index         $100  $155.9  $  278.6  $102.9   $123.4   $176.0


(1) The graph assumes $100 invested on September 30, 1995 in NS Group's common stock, the Standard & Poor's 500 Composite Index, and the Standard & Poor's SmallCap 600 Oil and Gas Index.


                     CERTAIN RELATIONSHIPS AND
                       RELATED TRANSACTIONS

     Mr. P. C. Borland, Jr. receives annual payments of $108,000 under NS Group's salary continuation program for services he rendered as an employee prior to his retirement in fiscal 1998. This annual benefit is payable for life, with a minimum of 10 years to either Mr. P. C. Borland, Jr. or his descendants. NS Group paid aggregate life insurance premiums under the salary continuation program in fiscal 2000 on behalf of Mr. P. C. Borland, Jr. in the amount of $21,000.

     In fiscal 1998, Mr. P. C. Borland, Jr. was paid an estimated annual bonus that exceeded the amount earned by $78,882. This amount is being repaid through a reduction in board fees and at September 30, 2000, the balance was $16,737.

                   OTHER MATTERS

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. Ordinarily, shareholder proposals intended for inclusion in next year's proxy statement must be received by NS Group not later than 120 days before the date of this proxy statement. However, because the board of directors has voted to change NS Group's fiscal year to a calendar year ending December 31, next year's proxy statement will not be mailed until after December 2001. Once we have determined the approximate mailing date of next year's proxy statement, we will notify shareholders in a Quarterly Report on Form 10-Q of the date by which it must receive shareholder proposals for inclusion in such proxy statement.

     In order for a shareholder to nominate a candidate for director, under our bylaws timely notice of the nomination must be given to NS Group in advance of the meeting. Ordinarily, such notice must be given not less than 90 days nor more than 120 days before the meeting (but if NS Group gives less than 100 days notice or prior public disclosure of the meeting, then the shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The shareholder filing the notice of nomination must describe various matters regarding the nominee, including matters such as name, address, occupation and shares held.

     The notice must be given to the Secretary of NS Group, whose address is 530 West Ninth Street, Newport, Kentucky 41071. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.


By Order of the Board of Directors,

/s/Thomas J. Depenbrock

Thomas J. Depenbrock                        Newport, Kentucky
Vice President and Secretary                December 26, 2000


                                                       Appendix A


                             CHARTER
                             of the
            AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                               of
                         NS GROUP, INC.



                             ARTICLE I
                           ORGANIZATION

     The By-Laws of NS Group, Inc. provide for a committee of the Board of Directors known as the Audit Committee of the Board of Directors.

                            ARTICLE II
                              PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors by overseeing the internal and external processes relating to the keeping of the Company's financial and accounting records and the preparation of its financial statements.

                            ARTICLE III
                            MEMBERSHIP

     The membership of the Audit Committee shall be composed of Directors of the corporation who are independent of the management of the corporation and are free from any relationship with the Corporation which would, in the opinion of the Board of Directors, interfere with their exercise of independent judgment as members of the Audit Committee. No member of the Audit Committee shall be an employee of the corporation during such time as such director is a member of the Audit Committee or for a period of three (3) years after his or her employment with the Corporation terminates. No member of the Audit Committee shall be related to any officer of the Corporation. The Audit Committee shall contain not less than three (3) independent Directors of the corporation, each of whom shall be elected by the Board of Directors at the Annual Organizational Meeting of the Board, or until their successors shall be duly elected and qualified. The Audit Committee shall have a chairman elected by the Board of Directors of the corporation. Each member of the Audit Committee shall have, or within a reasonable time of their appointment acquire, a working familiarity with basic finance and accounting practices and procedures. At least one member of the Audit Committee shall have accounting or related financial management experience and expertise.




                            ARTICLE IV
                   DUTIES OF THE AUDIT COMMITTEE

     The Audit Committee shall have the responsibility of:

     A. overseeing that the management of the corporation maintains the reliability and integrity of the accounting policies, procedures and financial reporting and disclosure practices of the corporation and its subsidiaries (herein collectively "the Corporation");

     B. overseeing that management has established and maintains processes and procedures to assure that an adequate system of internal financial controls is at all times functioning within the Corporation;

     C. overseeing that management has established and maintains processes to assure compliance by the Corporation with all applicable laws, regulations and company policy;

     D. annually reviewing and updating, if required, the Charter of the Audit Committee;

     E. overseeing the performance of the Corporation's independent public accountants and immediately reviewing any disagreements between management and the independent public accountants;

     F. ensuring the independence of the independent public accountants, including obtaining from the independent public accountants on an annual basis a formal written statement regarding their independence and engaging in a dialogue with respect to any disclosed relationships.

     G. reviewing the Corporation's annual financial statements as well as any financial or other reports or information submitted by the Corporation to any governmental body or to the public, including any certification, report, opinion or review rendered by the Corporation's independent public accountants;

     H.   meeting not less than semi-annually with the Chief
Financial Officer of the Corporation to review the compliance by the Chief Financial Officer with the financial reporting policies of the Corporation;

     I. reviewing, prior to filing, the 10-K and 10-Q reports to be filed by the Corporation with the Securities and Exchange
Commission.  The chair of the Committee may represent the entire
Committee for purposes of this review.

     J. Conferring with the independent public accountants and the Corporation's internal auditors concerning the scope of the independent public auditors' examinations of the books and records of the Corporation and reviewing and approving the opinion of the independent public accounts which is to be included in the annual audit.

     K. Obtaining from the independent public auditors and the Corporation's internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Corporation, and ensuring the correction of controls deemed by the Audit Committee to be deficient;

     L. Maintaining minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Audit Committee;

     M. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist in the conduct of any such investigation.

     N.   Reviewing with the Chief Financial Officer of the
Corporation the compliance by the Corporation with all debt covenants which may be in place from time to time, and reviewing annually with the independent public auditors their annual written statement delineating all relationships between the independent public auditors and the company, and assessing whether any disclosed relationships require taking appropriate action.


                             ARTICLE V
                     MEETINGS OF THE COMMITTEE

     The Audit Committee shall meet not less frequently than two
(2) times each fiscal year and more frequently as it believes is necessary or appropriate to fulfill its duties and responsibilities under this Charter. The Committee shall report regularly to the Board of Directors on the Committee's activities and discuss with the Board any specific items brought to the attention of the Committee by the Corporation's independent accountants or the Corporation's Chief Financial Officer.


                            ARTICLE VI
                     SELECTING AND SUPERVISING
                THE  INDEPENDENT PUBLIC ACCOUNTANTS

     The Committee shall be responsible for selecting and recommending to the Board of Directors for appointment, the Corporation's independent public auditors for each fiscal year. The ultimate responsibility of the independent public accountants is to the Committee and the Board of Directors. The Committee shall meet, as a Committee, not less frequently than two (2) times a year with the Corporation's independent public auditors and shall review annually with the independent public auditors their projected fees for the upcoming fiscal year and also review in detail the fees charged by the independent public auditors for the current fiscal year. The Audit Committee shall discuss annually with the independent public auditors the auditors' opinion to be included in the Corporation's annual report. The Audit Committee shall review and approve the independent public auditors' annual engagement letter.

                            ARTICLE VII
                LIMITATIONS OF THE AUDIT COMMITTEE

     The Committee recognizes that its role is one of oversight and that it is not the duty or responsibility of the Committee to conduct audits or to determine if the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is the responsibility of the Company's management to prepare the financial statements and the responsibility of the Company's outside auditors to conduct the audit. It also is not the duty of the Committee to resolve any disagreements between the Company's management and its independent public accountants.



SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFOMATION

Proxy Statement Pursuant to section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

X Filed by the Registrant

  Filed by a Party Other than Registrant

Check the appropriate box:

   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e) (2))
X  Definite Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

NS GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

X  No fee required
   Fee computed on table below per Exchange Act
   Rules 14a-6(k) (a) and 0-11

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

Per unit price other underlying values of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

   (3)  Proposed maximum aggregate value of transaction:

   (4)  Total fee paid:
        Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Dated Filed:




NS GROUP, INC.


X   Please mark votes as in this example

ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 15, 2001

The undersigned hereby appoints Thomas J. Depenbrock and James J. Crowe or either of them as Proxies (acting by a majority or, if one be present, then that one shall have all of the powers hereunder), each with full power to appoint his substitute, and hereby authorizes them, or either of them, to represent and to vote as designated below, all the shares of common stock of NS Group, Inc. held of record by the undersigned on December 19, 2000, at the Annual Meeting of Shareholders to be held on February 15, 2001, or at any adjournment, or adjournments thereof.

Item 1.  Election of the following seven (7) nominees as Directors

         FOR      WITHHOLD      FOR ALL EXCEPT

Clifford R. Borland; Paul C. Borland, Jr.; David A.B. Brown; Patrick J.B. Donnelly; George A. Helland, Jr.; Gary A. Kott; Rene J. Robichaud

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

Item 2. Ratify the appointment of Arthur Andersen LLP as independent public accountants for fiscal 2001.

        FOR         AGAINST       ABSTAIN

The Board of Directors Recommend a Vote "FOR" all nominees in Item 1 and "FOR" Item 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please check box if you plan to attend the meeting.

Please be sure to sign and date this Proxy in the box below

Date:

Stockholder sign above       Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

NS GROUP, INC.

This Proxy when properly executed will be voted in the manner directed herein by the above signed shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

Please sign exactly as name (or names) appears on this card. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.